UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2019

The Kraft Heinz
(Exact name of registrant as specified in its charter)

Delaware	001-37482	46-2078182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (412) 456-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	KHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on April 17, 2019, The Kraft Heinz Company’s (“Kraft Heinz” or the “Company”) Board of Directors (the “Board”) approved the appointment of Miguel Patricio as Chief Executive Officer of Kraft Heinz. On June 20, 2019, Kraft Heinz decided to accelerate Mr. Patricio’s start date to June 25, 2019 due to the upcoming July 4th holiday in the United States. As part of various organizational changes approved by the Board, in addition to his role as the global CEO, Mr. Patricio will assume the role of U.S. Zone President on an interim basis, and Paulo Basilio, who currently serves as U.S. Zone President of Kraft Heinz, will assume the new role of Chief Business Planning and Development Officer, effective July 1, 2019.

Also, effective July 1, 2019, Rafael Oliveira, who currently serves as the Zone President of Europe, Middle East and Africa (EMEA) segment of Kraft Heinz, will assume the new role of International Zone President of Kraft Heinz.

The Board approved a cash retention bonus plan, which entitles certain named executive officers and other officers of Kraft Heinz to receive a one-time payment equal to such officer’s base salary so long as the applicable officer remains actively employed by Kraft Heinz until June 30, 2020. Mr. Patricio is not entitled to a retention bonus.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: June 25, 2019	By:	/s/ Rashida La Lande
Rashida La Lande
Senior Vice President, Global General Counsel and Head of CSR and Government Affairs; Corporate Secretary

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